EXHIBIT 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Venture Catalyst Incorporated (the “Company”) on Form 10-QSB for the quarterly period ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kevin McIntosh, Chief Financial Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period covered by the Report.

Date: May 13, 2003	By:	/s/ KEVIN MCINTOSH
Kevin McIntosh Senior Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Venture Catalyst Incorporated and will be retained by Venture Catalyst Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.